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                          Subsidiaries of USW-C, Inc.


Upon consummation of the Separation, the following entities will be subsidiaries of USW-C, Inc.:

U S WEST Capital Funding, Inc.
U S WEST Advanced Technologies, Inc.
U S WEST Business Resources, Inc. (CO)
U S WEST Business Resources, Inc. (DE)
U S WEST Corporate Transportation, Inc.
U S WEST Communications, Inc.
Block 142 Parking Garage Association
El Paso County Telephone Company
Malheur Home Telephone Company
Mubeta Development Co.
Training Partnerships, Inc.
1200 Landmark Center Condominium Association, Inc.
U S WEST Wireless, L.L.C.
U S WEST Communications Federal Services, Inc.
U S WEST Communications Services, Inc.
U S WEST Enhanced Services, Inc.
U S WEST Interprise America, Inc.
U S WEST Information Technologies, Inc.
U S WEST Long Distance, Inc.
U S WEST Education Foundation
U S WEST Federal Relations, Inc.
U S WEST Foundation
U S WEST Investment Management Company
U S WEST IP Holdings, Inc.
U S WEST Media Group, Inc.
U S WEST Dex, Inc.
Interactive Video Enterprises, Inc.
LOCALTouch Holdings, Inc.
LOCALTouch Directory Services, Inc.
Please Hold Promotions, Inc.
U S WEST SPF Co.